Exhibit 99.2

Investor and Media Contact:

Arthur Shannon

arthur.shannon@bauschhealth.com

(514) 856-3855

(877) 281-6642 (toll free)

BAUSCH HEALTH ISSUES FORM 8K FOR 2019 ANNUAL MEETING OF SHAREHOLDERS PRESENTATION

LAVAL, Quebec, Apr. 30, 2019 – Bausch Health Companies Inc. (NYSE/TSX: BHC) (“Bausch Health”) today announced Bausch Health Companies Inc. (the “Company”) is providing a presentation (the “2019 Annual Meeting of Shareholders”) on its business, including highlighting certain recent launches and approvals, to its shareholders at its annual general meeting on Apr. 30, 2019. The 2019 Annual Meeting of Shareholders presentation will be available on the Company’s website under the tab “Investors – Investor Relations Home”. The Company has filed a Form 8K this morning, annexing the 2019 Annual Meeting of Shareholders presentation.

About Bausch Health

Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of pharmaceutical, medical device and over-the-counter products, primarily in the therapeutic areas of eye health, gastroenterology and dermatology. We are delivering on our commitments as we build an innovative company dedicated to advancing global health. More information can be found at www.bauschhealth.com.

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